SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            August 25, 1998



                          LCA-Vision Inc.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-27610             11-2882328
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)




7840 Montgomery Road, Cincinnati, Ohio                  45236
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On August 25, 1998, the Registrant issued the attached press release responding to recent market activity in its Common Stock.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated August 25, 1998



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LCA-VISION INC.



Date: September 1, 1998            By: /s/ Larry P. Rapp
                                           Larry P. Rapp,
                                           Chief Financial Officer
                             Exhibit 99.1


Headline: ----------------------------------------------

               LCA-VISION SAYS BUSINESS REMAINS STRONG;

                 RECENT SOFTNESS IN STOCK PRICE TIED TO
                CONSIDERATION OF POSSIBLE REVERSE SPLIT;

              BOARD HAD MADE NO DECISION TO CONSIDER SPLIT

    CINCINNATI, August 25 -- Responding to the recent decline in its stock price, LCA-Vision Inc. (NASDAQ:LCAV) said today the company's business remains strong and reiterated LCA-Vision's expectation that earnings performance would be better than break-even over the balance of 1998, with positive earnings per share beginning in the first quarter of 1999.

     LCA-Vision Inc., the largest U.S.-based provider of laser vision correction services, attributed the company's stock price decline to its July 30, 1998 preliminary proxy statement filing with the S.E.C. that proposed asking shareholders to authorize LCA-Vision's board to consider a possible reverse split at some unspecified future date.

     The company explained that such shareholder authorization will be sought at an upcoming special meeting in order to expedite the process of declaring a reverse split should such a split be warranted in the future. However, the company also made it clear that its board has made no decision to recommend a reverse split, even if the shareholders grant the requested authority.

     "While we would anticipate a rising stock price in response to steadily improving earnings, we are considering whether the 36.6 million LCA-Vision shares currently outstanding may put our shareholders at a distinct advantage. But, of course, we will only make a decision determined to be in the best interests of our shareholders," commented LCA-Vision Chairman and CEO Dr. Stephen Joffe.

     LCA-Vision, recently named one of the "Top 50 Stocks of 98" by Money Magazine, currently operates 19 laser vision correction centers in the U.S., two in Canada and one in Helsinki, Finland.
More than 30,000 laser vision correction procedures have bene performed at all of the company's sites. The professional network serving the company's sites includes more than 600 practicing physicians and 800 referring optometrists.


     Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertaintities, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, reliance on key strategic alliances, fluctuations in operating results and other risks detailed from time to time in the company filings with the Securities and Exchange Commission.

August 25, 1998